Exhibit 99.2

Settlement Agreement Between

EDF Inc. (“EDF”)

and

Exelon Corporation (“Exelon”), Exelon Energy Delivery Company, LLC (“EEDC, LLC”),

Constellation Energy Group, Inc. (“Constellation”) and Baltimore Gas and Electric

Company (“BGE”)

In consideration for the terms and conditions set forth below in this Agreement, EDF Inc. (“EDF”), party to the Maryland Public Service Commission (“Commission”) proceeding captioned as In the Matter of the Merger of Exelon Corporation and Constellation Energy Group, Inc., Case Number 9271 (the “Proceeding”), EDF, Electricité de France, S.A., a French société anonyme (“EDF S.A.”) and Exelon Corporation (“Exelon”), Constellation Energy Group, Inc. (“Constellation”), Baltimore Gas and Electric Company (“BGE”), and Exelon Energy Delivery Company, LLC (“EEDC, LLC”) (collectively, the “Applicants”) (Exelon, Constellation, BGE, and EEDC, LLC, together with EDF, collectively the “Signatory Parties”) enter into this Confidential Settlement Agreement (the “Agreement”).

BACKGROUND

WHEREFORE, on April 28, 2011, Exelon and Constellation agreed to combine in a stock-for-stock transaction (“Merger”) by which Exelon will acquire one hundred percent of Constellation’s stock and Constellation will thereby become a wholly-owned subsidiary of Exelon. Because the Merger will result in Exelon acquiring the power to exercise substantial influence over the policies and actions of Constellation’s regulated electric utility subsidiary, BGE, Maryland Public Service Commission (“Commission”) approval is required before the Applicants may complete the Merger. Md. Code Ann., Pub. Utils. (“PUA”) § 6-105(e)(1). Consequently the Applicants filed their Application with the Commission requesting that the Commission find that the acquisition is “consistent with the public interest, convenience and necessity, including benefits and no harm to consumers” and authorize the acquisition (the “Application”). PUA § 6-105(g)(3)(i).

WHEREFORE, EDF filed, and the Commission granted, a petition to intervene in the Proceeding and has opposed the Merger;

WHEREFORE, the Signatory Parties, pursuant to the terms and conditions set forth in this Agreement, desire to resolve all of their differences and all of the concerns of EDF related to the Merger, whether related to the Proceeding or related to any other forum.

TERMS AND CONDITIONS

NOW, THEREFORE, the Signatory Parties hereby agree as follows:

1. CENG. Exelon and EDF agree that, upon consummation of the Merger, each of Exelon and EDF will take all necessary action to effectuate the terms attached hereto as

Appendix A (the “CENG Terms”), with such terms to become effective upon, and subject to the consummation of, the Merger. Once the Merger has been consummated, the CENG Terms shall become effective and enforceable notwithstanding the pendency of a petition for reconsideration unless such implementation and enforcement of the Agreement is stayed or enjoined by the Commission, another regulatory agency having competent jurisdiction over the matter, or a court having competent jurisdiction over the matter. Without limiting the foregoing, each of Exelon and EDF shall negotiate in good faith to produce and execute, as promptly as practicable following the consummation of the Merger, definitive documentation effecting the CENG Terms; provided that, from and after the consummation of the Merger, until such definitive documentation has been executed and delivered, the CENG Terms shall constitute binding amendments of the Operating Agreement of CENG and of the other agreements referenced in the CENG Terms. Each of Exelon and EDF shall use all reasonable efforts to make such filings or submissions with regulatory agencies and to obtain such consents as may be required in connection with the implementation of the CENG Terms, it being understood and agreed that, if any regulatory agency shall require any modification of the CENG Terms, Exelon and EDF shall negotiate in good faith alternative provisions designed to achieve as nearly as practicable the original intended purpose of the CENG Terms.

2. EDF WITHDRAWS OBJECTIONS. Upon the execution of this Agreement by all of the Signatory Parties, EDF shall file with the Commission a notice in the Proceeding stating as follows: “EDF Inc. (‘EDF’) hereby withdraws all objections to the Application of Exelon Corporation, Constellation Energy Group, Inc., Baltimore Gas and Electric Company, and Exelon Energy Delivery Company, LLC.” EDF, EDF S.A., and their affiliates further agree not to oppose the Merger in any action, claim, lawsuit, appeal, arbitration, regulatory action, or any other proceeding or forum.

3. DISCLAIMER. By entering into this Agreement, the Signatory Parties do not admit, and do specifically deny, any violation of any local, state, or federal law, common or statutory. Neither the execution of this Agreement nor the consideration provided for herein shall constitute or be construed as an admission by any Signatory Party of any fault, wrongdoing, or liability whatsoever, and the Signatory Parties acknowledge that all such liability is expressly denied.

4. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the Signatory Parties and supersedes any and all prior agreements or understandings, written or oral, between the Signatory Parties pertaining to the subject matter hereof. No other promises or agreements shall be binding upon the Signatory Parties with respect to the subject matter unless contained herein or separately agreed to in writing and executed by the Signatory Parties.

5. COUNTERPARTS. The Signatory Parties may execute this Agreement in separate counterparts, each of which, when so executed and delivered, shall constitute an original, but all of which together shall constitute one and the same instrument.

6. WARRANTY OF CAPACITY TO EXECUTE AGREEMENT. The Signatory

Parties represent to each other that the person executing this Agreement on each Signatory Party’s behalf has full authority to bind that Signatory Party and its affiliates to the terms and conditions of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Signatory Parties hereto, their respective representatives, successors and assigns.

7. CONSTRUCTION BY MARYLAND LAW. This Agreement is entered into in Maryland and shall be construed and interpreted in accordance with its laws without regard for its conflict rules. For purposes of construing this Agreement, the Signatory Parties shall be considered to have jointly authored this Agreement. The language of all parts of this Agreement shall in all cases be construed as a whole, according to their fair meaning, and not strictly for or against any of the Signatory Parties.

8. MODIFICATION AND SEVERABILITY. No change or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by all Signatory Parties. The invalidity, illegality or unenforceability of any provision or any part of any provision of this Agreement or the CENG Terms shall not affect or impair the validity, legality or enforceability of any other provisions or part of any other provision thereof.

9. EFFECTIVENESS. This Agreement shall become effective, subject to the conditions agreed to in Paragraph 1 above, immediately upon execution by all of the Signatory Parties.

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In Witness Whereof, the Signatory Parties hereto have caused this Settlement Agreement to be executed by each of them or their duly authorized representative:

EDF Inc.

Date:
By:

Electricité de France, S.A.

Date:
By:

Exelon Corporation and Exelon Energy Delivery Company, LLC

Date:
By:

Constellation Energy Group, Inc.

Date:
By:

Baltimore Gas and Electric Company

Date:
By:

DATED as of January , 2012

APPENDIX A: CENG TERMS

Subject to the terms of the Settlement Agreement, the following provisions will amend the Second Amended and Restated Operating Agreement of Constellation Energy Nuclear Group, LLC (“CENG”), dated as of November 6, 2009, as amended (the “Operating Agreement”), the Administrative Services Agreement (as defined in the Operating Agreement) and the Power Services Agency Agreement (as defined in the Operating Agreement).

Key officers	EDF shall have the right to appoint the Chief Financial Officer for CENG.

Restrictions on compensation	All officers of CENG (including the CEO and CNO but excluding the Chairman and Vice Chairman and excluding other officers seconded (with the consent of the other Member) from a Member or its affiliates) shall be prohibited from receiving any post-merger compensation or other form of remuneration from any Member or any affiliate thereof (excluding severance, retirement or other similar benefits payable following termination of prior employment with the Member or affiliate consistent with its regular practices).

Conflict of interest	All new commercial relationships between CENG and Exelon or its affiliates shall be no less favorable than arm’s-length terms (with reasonable exceptions for safety and security matters under emergency circumstances). The threshold for approval rights for affiliate transactions under section 7.2(j)(iv) of the Operating Agreement shall be $5 million. To the extent permitted by law and contractual confidentiality restrictions (with customary arrangement to be made where necessary for review of “black box” information by third parties subject to confidentiality restrictions), EDF will have the right to audit all arrangements between Exelon or its affiliates, on the one hand, and CENG, on the other, for compliance.

Most Favored Nation treatment	Exelon will undertake that, whenever CENG is in the market for goods or services and so notifies Exelon, Exelon will use commercially reasonable efforts to cause its suppliers to offer such goods and services to CENG on terms and conditions that are no less favorable to CENG in any material respect than they are to Exelon (with reasonable exceptions, consistent with Exelon’s regular practice, for differences in particular circumstances, such as volume of purchases, commodity price fluctuations, shipping costs, licensing, taxes, etc.) and that Exelon will not bargain for any advantage with any of its suppliers to the detriment of CENG. Exelon will further agree to use its commercially reasonable efforts, as may be reasonably requested by EDF, to negotiate with its existing suppliers to offer terms and conditions to CENG that are no less favorable in any material respect than those enjoyed by Exelon, to the extent such terms may be provided consistent with applicable law. CENG, under the direction of its Chief Financial Officer, shall have reasonable audit rights on Exelon to ensure compliance with the foregoing MFN principle (which audit rights shall, to the extent necessary, include customary confidentiality protections and be subject to confidentiality provisions in Exelon’s agreements with its suppliers, to the same extent Exelon is so subject).

Repricing of ASA	Administrative Services Agreement will be amended to reflect actual post-merger costs determined on the same basis that Exelon Business Services Company LLC (or such other Exelon affiliate as provides services pursuant to the ASA) charges affiliates for similar services in accordance with applicable regulatory requirements. Such costs shall be subject to audit rights consistent with those described above under “Most Favored Nation treatment”.

Repricing of PSAA	Power Services Agency Agreement will be amended to reflect cost, including fair and documented allocations of overhead and benefits, incurred by CEG (or its successor) to render service, such cost not to exceed $358,333 in any month. Such costs shall be subject to audit rights consistent with those described above under “Most Favored Nation treatment”.

Autonomy of CENG	Exelon shall take no action that shall infringe on the operational autonomy of CENG as an autonomous board-managed enterprise in accordance with the Operating Agreement without the consent of EDF.

“No-hire” provision	In addition to the existing “no solicit” provision of section 11.2 of the Operating Agreement, Exelon agrees for a period of two years from the merger closing date not to hire any employees (existing or future) of CENG or of EDF or any of its affiliates without the consent of EDF (excluding personnel of Exelon or its affiliates personnel who are seconded to CENG or on temporary assignment to CENG).

Restrictions on entry into certain contracts	CENG shall not enter into any contract that restricts disclosure of information to any Member without prior consultation with and consent of the Member to whom such disclosure is restricted; provided, that CENG may agree to such restrictions to the extent necessary to comply with United States export control laws (subject to EDF having a reasonable opportunity to review and comment on any such provisions prior to adoption).

Compliance by CENG	Each Member will covenant to the other that it will exercise its respective governance and other contractual rights to cause CENG to comply with all obligations of CENG under the Operating Agreement.

Transferee rights	The foregoing protections shall inure to the benefit of any transferee of EDF’s entire membership interest in CENG.